                                                                    Exhibit 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                          FORM 10 - QSB JUNE 30, 1998

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

       1. Statement of Cash Available for Distribution for the three months ended June 30, 1998:


               Net income                                                                             $        288,000
               Add:      Depreciation and amortization charged to income not
                         affecting cash available for distribution                                              13,000
                         Minimum lease payments received, net of interest
                         income earned, on leases accounted for under the
                         financing method                                                                       92,000
               Less:     Cash to reserves                                                                      (99,000)
                                                                                                      -----------------

                         Cash Available for Distribution                                              $        294,000
                                                                                                      =================
                         Distributions allocated to General Partners                                  $              -
                                                                                                      =================
                         Distributions allocated to Limited Partners                                  $        294,000
                                                                                                      =================

       2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1998:

               Entity Receiving                                    Form of
                 Compensation                                   Compensation                               Amount
        --------------------------------     ----------------------------------------------------     -----------------

        Winthrop
        Management LLC                       Property Management Fees                                 $          6,000

        General Partners                     Interest in Cash Available for Distribution              $              -

        WFC Realty Co., Inc.
        (Initial Limited Partner)            Interest in Cash Available for Distribution              $          1,350












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